Exhibit 99.1

News Release Republic First Bancorp, Inc. October 19, 2011

REPUBLIC FIRST BANCORP, INC. REPORTS NET INCOME OF $1.4 MILLION FOR THIRD QUARTER 2011

Philadelphia, PA, October 19, 2011 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the three month period ended September 30, 2011.  The Company recorded net income of $1.4 million, or $0.05 per share, for the third quarter of 2011 compared to net income of $68,000, or $0.00 per share, for the third quarter of 2010. The Company also reported continued improvement in asset quality.

“We are very pleased with our financial performance during the third quarter,” said Harry D. Madonna, the Company’s Chairman and Chief Executive Officer. “This quarter’s earnings represent our strongest results since the beginning of the economic turmoil in 2008. We continue to make progress in the reduction of asset quality concerns on our balance sheet today. Non-performing assets are lower for a fifth consecutive quarter and other credit quality indicators continue to steadily improve.”

Highlights for the Period Ending September 30, 2011

➢
The Company recorded net income of $1.4 million, or $0.05 per share, for the quarter ended September 30, 2011 compared to a net loss of $0.5 million, or $0.02 per share for the quarter ended June 30, 2011 and $68,000, or $0.00 per share, for the quarter ended September 30, 2010.

➢	Total assets increased by $51.9 million, or 6%, on a linked quarter basis as of September 30, 2011.

➢	Total deposits increased by $50.2 million, or 6%, on a linked quarter basis as of September 30, 2011. This increase was driven by growth in core deposits of $44.2 million during the quarter.

➢	Capital levels remain strong with a Total Risk-Based Capital ratio of 13.97% and a Tier I Leverage Ratio of 10.66% at September 30, 2011.

➢	Tangible book value per share as of September 30, 2011 was $3.40.

➢
The SBA Lending Team continued to established itself as a strong component of the Company’s operating results through the origination of $20 million in new loans during the third quarter 2011. This team is now ranked as the #1 SBA lender in New Jersey and the #28 lender in the nation based on the dollar volume of loan originations.

➢	Asset quality trends improved for a fifth consecutive quarter. Non-performing assets decreased by $13.0 million, or 22%, as of September 30, 2011 when compared to September 30, 2010.

➢	The provision for loan losses decreased by 67% to $5.7 million for the nine month period ending September compared to $17.0 million recorded during the nine month period ended September 30, 2010.

Income Statement

The Company reported net income of $1.4 million or $0.05 per share, for the three months ended September 30, 2011, compared to a net loss of $0.5 million, or $0.02 per share, for the three months ended June 30, 2011 and net income of $68,000, or $0.00 per share, for the three months ended September 30, 2010.

The loan loss provision decreased to $0.6 million for the quarter ended September 30, 2011 compared to $1.5 million for the quarter ended June 30, 2011 as credit quality indicators continue to stabilize. On a year to date basis the loan loss provision decreased by $11.3 million, or 67%, to $5.7 million for the nine month period ended September 30, 2011 compared to $17.0 million for the nine month period ended September 30, 2010. The loan loss provision recorded during 2011 primarily relates to updated appraisals of collateral associated with troubled loans originated prior to 2008.

The Company continues to lower its cost of funds as evidenced by a decrease of 14 basis points to 0.99% for the three months ended September 30, 2011, compared to 1.13% for the three months ended September 30, 2010. The net interest margin increased to 3.67% for the nine month period ended September 30, 2011 compared to 3.51% for the nine months  ended September 30, 2010.

Non-interest income increased to $4.0 million for the three months ended September 30, 2011 compared to $0.5 million for the three months ended September 30, 2010, as the Company continued to recognize gains on the sale of SBA loans during the third quarter 2011.

Net income during third quarter of 2011 was impacted by a number of one-time revenue and expense items.  Non-recurring revenue items including a $0.6 million gain on the sale of investment securities and a settlement of $0.8 million related to the resolution of a legal dispute were offset by non-recurring expenses of $0.6 million during the period. The cumulative effect of these non-recurring items to net income was an increase of approximately $0.6 million after tax for the three month period ended September 30, 2011 .

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	September 30, 2011	June 30, 2011	% Change	September 30, 2010	% Change

Total assets	$952,801	$900,892	6%	$946,657	1%

Total loans (net)	621,256	624,280	0%	625,071	(1%)

Total deposits	833,289	783,102	6%	825,134	1%

Total core deposits	762,275	718,053	6%	705,659	8%

Total assets grew by $51.9 million, or 6%, on a linked quarter basis as of September 30, 2011. Total deposits increased to $833.3 million as of September 30, 2011 compared to $783.1 million as of June 30, 2011. Core deposits increased by $44.2 million, or 6%, as of September 30, 2011 compared to June 30, 2011 and increased $56.6 million, or 8%, when compared to September 30, 2010 as a result of the Company’s retail strategy which focuses on relationship banking.

2

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	September 30, 2011	June 30, 2011	% Change	September 30, 2010	% Change	3rd Qtr 2011 Cost of Funds

Demand noninterest-bearing	$126,310	$113,641	11%	$111,908	13%	0.00%

Demand interest-bearing	98,293	97,149	1%	62,536	57%	0.63%

Money market and savings	371,293	321,971	15%	335,046	11%	0.99%

Sub-total	595,896	532,761	12%	509,490	17%	0.72%

Certificates of deposit	166,379	185,292	(10%)	196,169	(15%)	1.33%

Total core deposits	$762,275	$718,053	6%	$705,659	8%	0.86%

Core deposits increased to $762.3 million at September 30, 2011 compared to $705.7 million at September 30, 2010 as the Company continues to focus its effort on the gathering of low-cost core deposits. At the same time, the Company reduced the overall deposit cost of funds to 0.88% for the three month period ending September 30, 2011 compared to 1.02% for the three month period ending September 30, 2010. Core deposits, excluding certificates of deposit, grew by $63.1 million, or 12%, on a linked quarter basis as of September 30, 2011.

The retail banking strategy has enabled the company to significantly reduce its dependence on wholesale funding sources in the brokered and public fund certificate of deposit market.  Liquidity remains strong as the Company has also currently eliminated the need for outside borrowings.

Lending

Loans by type of customer are as follows (dollars in thousands):

Description	Sept 30, 2011	% of Total	June 30, 2011	% of Total	Sept 30, 2010	% of Total

Commercial real estate	$393,652	62%	$388,081	61%	$364,954	57%
Construction and land development	52,681	8%	67,576	10%	97,095	15%
Commercial and industrial	79,162	12%	81,783	13%	79,118	13%
Owner occupied real estate	88,677	14%	81,799	13%	72,723	11%
Consumer and other	16,636	3%	16,358	2%	17,419	3%
Residential mortgage	3,175	1%	4,221	1%	5,072	1%
Deferred costs (fees)	(347)		(430)		(421)

Gross loans	$633,636	100%	$639,388	100%	$635,960	100%

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Asset Quality

The Company’s asset quality ratios are highlighted below:

	Quarter Ended
Ratio	September 30, 2011	June 30, 2011	September 30, 2010

Non-performing assets/total assets	4.83%	5.78%	6.23%

Quarterly net loan charge-offs (recoveries)/average loans	2.08%	0.53%	0.05%

Allowance for loan losses/gross loans	1.95%	2.36%	1.71%

Allowance for loan losses/non-performing loans	39%	39%	23%

Non-performing assets/capital and reserves	46%	51%	58%

Non-performing assets trended lower for a fifth consecutive quarter.  Non-performing assets decreased by $13.0 million to $46.0 million, or 4.83% of total assets, at September 30, 2011, compared to $59.0 million, or 6.23% of total assets, as of September 30, 2010. Non-performing assets decreased by $6.0 million on a linked quarter basis as well. The allowance for loan losses as a percentage of total loans increased to 1.95% as of September 30, 2011, compared to 1.71%  as of September 30, 2010.

Every non-performing asset currently on the books was originated under the old bank model prior to December 31, 2007. The Company will continue to aggressively pursue resolutions for each non-performing asset.

Capital

The Company’s capital regulatory ratios at September 30, 2011 were as follows:

	Republic First Bancorp, Inc.	Regulatory Guidelines “Well Capitalized”

Leverage Ratio	10.66%	5.00%

Tier 1 Risk Based Capital	12.72%	6.00%

Total Risk Based Capital	13.97%	10.00%

Total shareholders’ equity was $88.3 million at September 30, 2011 which represented a book value per share of $3.40, based on common shares outstanding of approximately 26.0 million.

The Company, along with its banking subsidiary, continue to maintain strong capital ratios and are considered well capitalized under the regulatory guidelines as established by federal banking agencies.

4

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its thirteen offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Voorhees and Haddonfield, New Jersey. For more information about Republic Bank, visit myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission.  The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including their impact on capital expenditures; new service and product offerings by competitors and price pressures; and similar items.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2010 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “may”, “believes,” “expect,” “estimate,” “project,” “anticipate,” “should,” “intend,” “probability,” “risk,” “target,” “objective,” and similar expressions or variations on such expressions are intended to identify forward-looking statements.  All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:

Republic First Bancorp, Inc.

Contact:

Frank A. Cavallaro, CFO
(215) 735-4422

5

Republic First Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	Three months ended					Nine months ended
(dollars in thousands, except per share amounts)	9/30/11	6/30/11	% Change	9/30/10	% Change	9/30/11	9/30/10	% Change

Income Statement Data:
Net interest income	$7,639	$7,526	2%	$7,921	(4%)	$22,585	$22,841	(1%)
Provision for loan losses	616	1,500	(59%)	700	(12%)	5,666	16,950	(67%)
Non-interest income	3,955	2,076	91%	521	659%	7,158	1,250	473%
Total revenues	11,594	9,602	21%	8,442	37%	29,743	24,091	23%
Non-interest expenses	9,105	9,011	1%	7,718	18%	27,108	24,076	13%
Provision (benefit) for income taxes	509	(429)	219%	(44)	1,257%	(1,407)	(6,086)	77%
Net income (loss)	1,364	(480)	384%	68	1,906%	(1,624)	(10,849)	85%

Per Common Share Data:
Net income (loss): Basic	$0.05	$(0.02)	350%	$-	-	$(0.06)	$(0.67)	91%
Net income (loss): Diluted	0.05	(0.02)	350%	-	-	(0.06)	(0.67)	91%
Book Value	$3.40	$3.36		$3.53		$3.40	$3.53
Weighted average shares outstanding:
Basic	25,973	25,973		25,871		25,973	16,109
Diluted	25,973	25,973		25,871		25,973	16,109

Balance Sheet Data:
Total assets	$952,801	$900,892	6%	$946,657	1%	$952,801	$946,657	1%
Loans (net)	621,256	624,280	(0%)	625,071	(1%)	621,256	625,071	(1%)
Allowance for loan losses	12,380	15,108	(18%)	10,889	14%	12,380	10,889	14%
Investment securities	159,992	168,242	(5%)	156,544	2%	159,992	156,544	2%
Total deposits	833,289	783,102	6%	825,134	1%	833,289	825,134	1%
Core deposits*	762,275	718,053	6%	705,659	8%	762,275	705,659	8%
Public and brokered certificates of deposit	71,014	65,049	9%	119,475	(41%)	71,014	119,475	(41%)
Other borrowed money	-	-		-	-	-	-	-
Subordinated debt	22,476	22,476	-	22,476	-	22,476	22,476	-
Stockholders' equity	88,304	87,165	1%	90,161	(2%)	88,304	90,161	(2%)

Capital:
Stockholders' equity to total assets	9.27%	9.68%		9.52%		9.27%	9.52%
Leverage ratio	10.66%	10.67%		10.96%		10.66%	10.96%
Risk based capital ratios:
Tier 1	12.72%	12.83%		13.33%		12.72%	13.33%
Total Capital	13.97%	14.07%		14.58%		13.97%	14.58%

Performance Ratios:
Cost of funds	0.99%	1.03%		1.13%		1.01%	1.25%
Deposit cost of funds	0.88%	0.92%		1.02%		0.90%	1.11%
Net interest margin	3.57%	3.61%		3.75%		3.67%	3.51%
Return on average assets	0.58%	(0.21%)		0.03%		(0.24%)	(1.53%)
Return on average total stockholders' equity	6.17%	(2.21%)		0.30%		(2.48%)	(18.89%)

Asset Quality
Net charge-offs to average loans outstanding	2.08%	0.53%		0.05%		1.00%	3.76%
Nonperforming assets to total period-end assets	4.83%	5.78%		6.23%		4.83%	6.23%
Allowance for loan losses to total period-end loans	1.95%	2.36%		1.71%		1.95%	1.71%
Allowance for loan losses to nonperforming loans	38.68%	38.81%		22.53%		38.68%	22.53%
Nonperforming assets to capital and reserves	45.68%	50.88%		58.36%		45.68%	58.36%

* Core deposits equal total deposits less public and brokered certificates of deposit

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

(dollars in thousands)	For the three months ended September 30, 2011			For the three months ended June 30, 2011			For the three months ended September 30, 2010

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$72,214	$34	0.19%	$51,808	$34	0.26%	$15,888	$4	0.10%
Securities	151,120	1,268	3.36%	160,764	1,297	3.23%	174,059	1,562	3.59%
Loans receivable	637,477	8,528	5.31%	636,128	8,430	5.32%	653,618	8,766	5.32%
Total interest-earning assets	860,811	9,830	4.53%	848,700	9,761	4.61%	843,565	10,332	4.86%

Other assets	71,649			71,967			78,405

Total assets	$932,460			$920,667			$921,970

Interest-bearing liabilities:

Demand non interest-bearing	$120,443			$101,395			$109,617
Demand interest-bearing	100,516	$159	0.63%	98,435	$168	0.68%	59,934	$119	0.79%
Money market & savings	347,727	868	0.99%	339,603	860	1.02%	314,626	839	1.06%
Time deposits	245,083	781	1.26%	264,070	825	1.25%	312,364	1,099	1.40%
Total deposits	813,769	1,808	0.88%	803,503	1,853	0.92%	796,541	2,057	1.02%

Total interest-bearing deposits	693,326	1,808	1.03%	702,108	1,853	1.06%	686,924	2,057	1.19%

Other borrowings	22,552	279	4.91%	22,478	278	4.96%	26,511	293	4.38%

Total interest-bearing liabilities	$715,878	$2,087	1.16%	$724,586	$2,131	1.18%	$713,435	$2,350	1.31%
Total deposits and
other borrowings	836,321	2,087	0.99%	825,981	2,131	1.03%	823,052	2,350	1.13%

Non interest-bearing liabilities	8,468			7,683			9,068
Shareholders' equity	87,671			87,003			89,850
Total liabilities and
shareholders' equity	$932,460			$920,667			$921,970

Net interest income		$7,743			$7,630			$7,982
Net interest spread			3.37%			3.43%			3.55%

Net interest margin			3.57%			3.61%			3.75%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

(dollars in thousands)	For the nine months ended September 30, 2011			For the nine months ended September 30, 2010

		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$46,443	$82	0.24%	$20,800	$40	0.26%
Securities	153,795	3,735	3.24%	183,015	4,880	3.56%
Loans receivable	634,505	25,206	5.31%	672,341	26,200	5.21%
Total interest-earning assets	834,743	29,023	4.65%	876,156	31,120	4.75%

Other assets	73,339			73,509

Total assets	$908,082			$949,665

Interest-bearing liabilities:

Demand non interest-bearing	$116,274			$117,689
Demand interest-bearing	87,741	$425	0.65%	57,610	$326	0.76%
Money market & savings	332,517	2,527	1.02%	314,751	2,801	1.19%
Time deposits	250,129	2,327	1.24%	334,109	3,743	1.50%
Total deposits	786,661	5,279	0.90%	824,159	6,870	1.11%

Total interest-bearing deposits	670,387	5,279	1.05%	706,470	6,870	1.30%

Other borrowings	25,624	853	4.45%	40,453	1,229	4.06%

Total interest-bearing liabilities	696,011	6,132	1.18%	746,923	8,099	1.45%
Total deposits and
other borrowings	812,285	6,132	1.01%	864,612	8,099	1.25%

Non interest-bearing liabilities	8,166			8,258
Shareholders' equity	87,631			76,795
Total liabilities and
shareholders' equity	$908,082			$949,665

Net interest income		$22,891			$23,021
Net interest spread			3.47%			3.30%

Net interest margin			3.67%			3.51%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

				Year
	Three months ended			ended	Nine months ended
(dollars in thousands)	9/30/11	6/30/11	9/30/10	12/31/10	9/30/11	9/30/10

Balance at beginning of period	$15,108	$14,450	$10,276	$12,841	$11,444	$12,841
Provisions charged to operating
expense	616	1,500	700	16,600	5,666	16,950
	15,724	15,950	10,976	29,441	17,110	29,791

Recoveries on loans charged-off:
Commercial	-	2	-	1,168	11	263
Consumer	1	38	3	3	39	3
Total recoveries	1	40	3	1,171	50	266

Loans charged-off:
Commercial	(3,342)	(882)	(90)	(19,126)	(4,746)	(19,126)
Consumer	(3)	-	-	(42)	(34)	(42)

Total charged-off	(3,345)	(882)	(90)	(19,168)	(4,780)	(19,168)

Net charge-offs	(3,344)	(842)	(87)	(17,997)	(4,730)	(18,902)

Balance at end of period	$12,380	$15,108	$10,889	$11,444	$12,380	$10,889

Net charge-offs as a percentage of
average loans outstanding	2.08%	0.53%	0.05%	2.73%	1.00%	3.76%

Allowance for loan losses as a percentage of
period-end loans	1.95%	2.36%	1.71%	1.84%	1.95%	1.71%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2011	2011	2011	2010	2010

Non-accrual loans:
Commercial real estate	$31,096	$36,642	$38,187	$39,302	$45,958
Consumer and other	910	949	974	690	574
Total non-accrual loans	32,006	37,591	39,161	39,992	46,532

Loans past due 90 days or more
and still accruing	-	1,338	-	-	1,795
Renegotiated loans	-	-	-	-	-

Total non-performing loans	32,006	38,929	39,161	39,992	48,327

Other real estate owned	13,988	13,109	14,077	15,237	10,647

Total non-performing assets	$45,994	$52,038	$53,238	$55,229	$58,974

Non-performing loans to total loans	5.05%	6.09%	6.21%	6.45%	7.60%

Non-performing assets to total assets	4.83%	5.78%	6.07%	6.30%	6.23%

Non-performing loan coverage	38.68%	38.81%	36.90%	28.62%	22.53%

Allowance for loan losses as a percentage
of total period-end loans	1.95%	2.36%	2.29%	1.84%	1.71%

Non-performing assets/capital plus
allowance for loan losses	45.68%	50.88%	52.80%	55.46%	58.36%